Exhibit 10.1

Execution Copy

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) dated as of December 5, 2012, is among KNIGHT CAPITAL GROUP, INC., a Delaware corporation (the “Guarantor”), KNIGHT CAPITAL AMERICAS LLC (f/k/a Knight Execution & Clearing Services LLC) (the “Borrower”), the lenders party to the Credit Agreement referred to below whose names appear on the signature pages hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Guarantor, the Borrower (in its own capacity and in its capacity as legal successor to Knight Capital Americas, L.P.), the Administrative Agent, US Bank National Association, as syndication agent, Bank of America, N.A. and Bank of Montreal, Chicago Branch, as documentation agents, and certain lenders are parties to that certain Amended and Restated Credit Agreement, dated as of June 27, 2012 (as amended by that certain First Amendment thereto, dated as of August 28, 2012, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain loans to the Borrower.

B. The Borrower, the Administrative Agent and the Lenders party hereto which, collectively, constitute the Required Lenders, have agreed to amend certain provisions of the Credit Agreement.

C. Now, therefore, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein, including the recitals, but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Second Amendment.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.1 of the Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Eligible NSCC Margin Deposits” in its entirety with the following:

“Eligible NSCC Margin Deposits”: NSCC Margin Deposits, other than any such deposits relating to individual transactions that are outstanding for more than five Business Days, and excluding any portion of any NSCC Margin Deposits (a) relating to losses incurred by the Borrower for its own account or the account of any of its Affiliates or (b) which, as reasonably determined by the Borrower, acting in good faith, is subject to any counterclaim, deduction, defense, setoff or similar rights by NSCC or DTC other than to the extent constituting or arising out of the underlying obligation for which such deposit was delivered (but only to the extent of any such counterclaim, deduction, defense, setoff or similar rights). The amount of Eligible

NSCC Margin Deposits for the Borrower at any time shall not exceed the NSCC Deposit Requirements applicable to the Borrower at such time.”

(b) Section 1.1 of the Credit Agreement is hereby further amended by adding the following words at the end of clause (a)(iv) of the definition of “Consolidated EBTIDA”, immediately before the “,”:

“; provided, that notwithstanding the foregoing, any losses resulting from or arising in connection with securities transactions, whether or not in the ordinary course of business, or any associated fees and expenses, shall not be permitted to be added back in any calculation of this clause (iv) (other than the Specified Losses and associated fees and expenses in an amount not to exceed $5,000,000 in the aggregate for all periods, each of which shall be permitted to be added back in any such calculation to the extent incurred during such period)”

(c) Section 1.1 of the Credit Agreement is hereby further amended by adding the following defined term in the appropriate alphabetical order:

“Specified Losses”: losses in an aggregate amount not to exceed $456,600,000 resulting from or arising in connection with the securities transactions consummated by the Borrower and its Affiliates on August 1, 2012.

2.2 Amendment to Section 6.5 of the Credit Agreement. Section 6.5 of the Credit Agreement is hereby amended by replacing paragraph (n) thereof and the proviso thereafter in its entirety with the following:

“(n) the issuance of Knight Capital Americas Preferred Units, with an aggregate Series A Preferred Value for all such Knight Capital Americas Preferred Units issued pursuant to this paragraph (n) not to exceed $1,000,000;

provided that, notwithstanding anything to the contrary in this Section 6.5 (including in paragraphs (a) – (n) of this Section 6.5), the Guarantor shall at all times, directly or indirectly, own all the Capital Stock issued by Knight Capital Americas LLC (and any of its successors) other than the Knight Capital Americas Preferred Units.”

Section 3. Conditions Precedent. This Second Amendment shall become effective on the date, on or before December 5, 2012 (such date, the “Second Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 10.1 of the Credit Agreement):

3.1 Payment of Fees. The Administrative Agent shall have received, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

3.2 Receipt of Signatures. The Administrative Agent shall have received from the Borrower, the Guarantor and Lenders which collectively constitute the Required Lenders, counterparts of this Second Amendment signed on behalf of such Person.

3.3 No Default. No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Second Amendment, and each of the representations and warranties made by any Loan Party in or pursuant to the Credit Agreement (as amended hereby) and the other Loan Documents shall be true and correct in all material respects as of the date of this Second Amendment as if made on such date, or, if such representation and warranty relates to a specific date, then as of such date.

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming, representing or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 10.1 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment. The Guarantor hereby consents to this Second Amendment, and to the amendments and modifications to the Credit Agreement pursuant hereto and acknowledges the effectiveness and continuing validity of its obligations under or with respect to the Credit Agreement and any Loan Document, as applicable, and its liability for the Obligations guaranteed by it pursuant to the Credit Agreement and that such obligations are without defense, setoff and counterclaim.

4.2 Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, the Credit Agreement, (b) agrees that the Credit Agreement remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, after giving effect to the terms of this Second Amendment:

(i) Each of the representations and warranties made by any Loan Party in or pursuant to the Credit Agreement (as amended hereby) (except for the representations and warranties set forth in Sections 3.2 and 3.6 thereof) and the other Loan Documents is true and correct in all material respects as of the date of this Second Amendment as if made on such date, or, if such representation and warranty relates to a specific date, then as of such date,

(ii) Since December 31, 2011, there has been no event or development (other than events which were publicly disclosed prior to the Closing Date and other than the incurrence of the Specified Losses) that has had or would reasonably be expected to have a Material Adverse Effect;

(iii) Except as disclosed in the Guarantor’s Annual Report on form 10-K filed with the SEC for the Guarantor’s fiscal year ended December 31, 2011, the Guarantor’s Quarterly Report on Form 10-Q filed with the SEC for the

Guarantor’s fiscal quarter ended March 31, 2012, the Guarantor’s Quarterly Report on Form 10-Q filed with the SEC for the Guarantor’s fiscal quarter ended June 30, 2012, the Guarantor’s Quarterly Report on Form 10-Q filed with the SEC for the Guarantor’s fiscal quarter ended September 30, 2012 and the Guarantor’s Form 8-Ks filed on or after January 1, 2012 and prior to the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority or FINRA is pending or, to the knowledge of the Guarantor and the Borrower threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that would reasonably be expected to have a Material Adverse Effect; and

(iv) no Default or Event of Default has occurred and is continuing.

4.3 Continuing Effect of Credit Agreement. This Second Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action, non-action or failure to comply with any covenant under any Loan Document on the part of the Borrower or any other Loan Party that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

4.4 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

4.5 GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.6 Payment of Expenses. In accordance with Section 10.5 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of- pocket costs and reasonable expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.7 Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8 Integration. This Second Amendment and the other Loan Documents represent the entire agreement of the Borrower, the Guarantor, the Administrative Agent and the

Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

4.9 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

GUARANTOR:	KNIGHT CAPITAL GROUP, INC.

	By:	/s/ Steven Bisgay
	Name:	Steven Bisgay
	Title:	EVP, COO and CFO

BORROWER:	KNIGHT CAPITAL AMERICAS LLC

	By:	/s/ Andrew M.Greenstein
	Name:	Andrew M.Greenstein
	Title:	Managing Director, Deputy General Counsel & Secretary

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JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Thomas I. Poz
Name:	Thomas I. Poz
Title:	Executive Director

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Bank of America, N.A.,
as a Lender

By:	/s/ Matthew C. White
Name:	Matthew C. White
Title:	Vice President

For each Lender requiring a second signature line:
By:
Name:
Title:

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Bank of Montreal,
as a Lender

By:	/s/ Steve Turley
Name:	Steve Turley
Title:	Managing Director

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Citibank, N.A.,
as a Lender

By:	/s/ William Mandaro
Name:	William Mandaro
Title:	Director

For each Lender requiring a second signature line:
By:
Name:
Title:

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US Bank, as as a Lender

By:	/s/ Benjamin Berkowitz
Name: Benjamin Berkowitz
Title: Vice President

For each Lender requiring a second signature line:

By:
Name: Title:

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